UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 24, 2024, The Dallas Morning News, Inc., a wholly-owned subsidiary of DallasNews Corporation (the “Company”), entered into a Lease Agreement (the “Lease”) with Texas Dugan Limited Partnership (the “Landlord”) for approximately 67,600 square feet of light industrial office space at 1433 Frankford Road, Carrollton, Texas for the Company’s new printing and production facility. The Lease has a five-year term and provides for an annual 4.5 percent increase in base rent each year over the lease term, beginning July 1, 2025. The Company will begin making tenant improvements to ready the space available for occupation on or about January 1, 2025. The Lease is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Lease, DallasNews Corporation delivered a guaranty of the obligations of The Dallas Morning News, Inc. under the Lease (the “Guaranty”), which guarantees to Landlord The Dallas Morning News, Inc.’s timely performance and observance of all covenants, conditions, and agreements under the Lease. The Guaranty is filed herewith as Exhibit 10.2 and incorporated herein by reference.

The foregoing summaries of the Lease and Guaranty are not complete and are qualified in their entirety by reference to the Lease and Guaranty, which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease Agreement for Carrollton Printing Facility dated June 24, 2024

10.2	Guaranty of Lease dated June 24, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2024	DALLASNEWS CORPORATION

	By:	/s/ Catherine G. Collins
Catherine G. Collins
Chief Financial Officer